Exhibit 99.1

CARROLS RESTAURANT GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

Introduction

We refer to Carrols Restaurant Group, Inc. as “Carrols Restaurant Group” and, together with its consolidated subsidiaries, as “we,” “our” and “us” unless otherwise indicated or the context otherwise requires. Any reference to “Carrols” refers to our wholly-owned subsidiary, Carrols Corporation, a Delaware corporation, and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Any reference to “Carrols LLC” refers to the wholly-owned subsidiary of Carrols, Carrols LLC, a Delaware limited liability company, unless otherwise indicated or the context otherwise requires. Any reference to “Fiesta Restaurant Group” refers to our former indirect wholly-owned subsidiary, Fiesta Restaurant Group, Inc., a Delaware corporation, unless otherwise indicated or the context otherwise requires. Any reference herein to “BKC” refers to Burger King Holdings, Inc. and its wholly-owned subsidiaries, including Burger King Corporation. Our common stock is listed on The NASDAQ Global Market under the symbol “TAST.” As previously disclosed by us, on May 7, 2012, we completed the spin-off of our wholly-owned subsidiary, Fiesta Restaurant Group, by distributing all of the outstanding shares of Fiesta Restaurant Group common stock to our stockholders, which we refer to as the “spin-off.” As a result of the spin-off, historical results of Fiesta Restaurant Group for all periods have been reclassified as a discontinued operation in accordance with Financial Accounting Standards Board Codification Topic 205-20, Presentation of Financial Statements — Discontinued Operations.

On May 30, 2012, we completed the acquisition of 278 of BKC company-owned Burger King® restaurants, which we refer to as the “acquired restaurants”, for a purchase price consisting of (i) a 28.9% equity ownership interest in us (subject to certain limitations) through the issuance of 100 shares of Series A Convertible Preferred Stock, which we refer to as the “preferred stock”, (ii) $3.8 million for cash on hand and inventory at the acquired restaurants and (iii) $9.4 million of franchise fees and $3.8 million for BKC’s assignment of its right of first refusal on franchisee restaurant transfers in 20 states (“ROFR”) pursuant to an operating agreement with BKC entered into at closing. The ROFR is payable in quarterly payments over five years and the first quarterly payment of $0.2 million was made at closing. We also entered into new franchise agreements pursuant to the purchase and operating agreements and entered into leases with BKC for all of the acquired restaurants, including leases for 81 restaurants owned in fee by BKC and subleases for 197 restaurants under terms substantially the same as BKC’s underlying leases for those properties. Pursuant to the operating agreement, the Company also agreed to remodel 455 Burger King restaurants to BKC’s 20/20 restaurant image, including 57 restaurants in 2012, 154 restaurants in 2013, 154 restaurants in 2014 and 90 restaurants in 2015. We refer to such acquisition transaction as the “acquisition”.

The following unaudited condensed combined pro forma financial information has been derived by applying pro forma adjustments to our historical consolidated financial statements. The unaudited condensed combined pro forma balance sheet as of April 1, 2012 gives effect to the transactions as if such events occurred as of such date. The unaudited condensed combined pro forma statement of operations for the three months ended April 1, 2012 and the year ended January 1, 2012 give effect to the transactions (as defined below) as if such events occurred on January 3, 2011. As used herein, the term “transactions” means (i) the spin-off, (ii) the acquisition, (iii) the issuance by us of $150 million of 11.25% Senior Secured Second Lien Notes due 2018, which we refer to as the “notes,” (iv) our entering into a new $20.0 million senior secured credit facility, (v) the repayment of outstanding borrowings under the prior Carrols LLC senior credit facility and the settlement of Carrols LLC’s pre-existing interest rate swap agreement and (vi) the fees and expenses related to the foregoing.

The unaudited condensed combined pro forma financial statements should be read in conjunction with our historical consolidated financial statements and the notes thereto that are included in our filings with the Securities and Exchange Commission (the “SEC”). The unaudited condensed combined pro forma statement of operations for the three months ended April 1, 2012 is based on the unaudited statements of operations for Carrols Restaurant Group for the three months ended April 1, 2012 and unaudited financial information provided by BKC to the Company for the acquired restaurants for the period from January 1, 2012 through April 1, 2012 and includes pro forma adjustments for the transactions. As used herein, the term “financing transactions” means (i) the issuance by us of $150 million of the notes, (ii) our entering into a new $20.0 million senior secured credit facility, (iii) the repayment of outstanding borrowings under the prior Carrols LLC senior credit facility and the settlement of Carrols LLC’s pre-existing interest rate swap agreement and (iv) the fees and expenses related to the foregoing.

The unaudited condensed combined pro forma statement of operations for the year ended January 1, 2012 is based on the audited statements of operations for Carrols Restaurant Group for the year ended January 1, 2012 adjusted to report Fiesta Restaurant Group as a discontinued operation, the audited Statements of Revenues and Direct Operating Expenses for the acquired restaurants filed as Exhibit 99.2 to our Form 8-K filed with the SEC on May 18, 2012, and includes pro forma adjustments to give effect to the transactions as if such events occurred on January 3, 2011. The Statements of Revenue and Direct Operating Expenses were derived from BKC’s historical accounting records and represent (i) net revenues that were directly attributable to the acquired restaurants and (ii) cost allocations and estimates of certain direct expenses which were based on assumptions that BKC’s management believes are reasonable. Certain expenses, including corporate overhead expenses, interest and taxes, were not allocated to the acquired restaurants. Consequently, these amounts do not represent the revenues and direct operating expenses of the 278 acquired restaurants had they been operated independently and are not comparable to net income as calculated in accordance with generally accepted accounting principles (“GAAP”). In addition, the Statements of Revenue and Direct Operating Expenses for the acquired restaurants were calculated based on a calendar year, rather than a 52/53 week fiscal year, which may affect comparability.

The unaudited condensed combined pro forma financial statements do not include all disclosures required by GAAP. The unaudited condensed combined pro forma financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. This information also does not include any integration costs we may incur related to the acquisition.

Pro forma adjustments to the historical financial information include adjustments that we deem reasonable and appropriate and are factually supported based on currently available information. The pro forma adjustments also include estimates of the allocation of the purchase price for the acquisition which requires extensive use of accounting estimates and judgments to allocate the purchase price to tangible and intangible assets acquired and liabilities assumed based on their respective fair values. As the values of certain asset and liabilities are preliminary in nature, the fair values for the equity consideration, favorable/unfavorable leases, restaurant equipment, franchise rights and goodwill are subject to adjustment as additional information is obtained. For purposes of a preliminary allocation of the assets acquired and liabilities assumed, the excess of the purchase price over the estimated fair value of net tangible and intangible assets has been assigned to franchise rights. The preliminary fair value determination for restaurant equipment was based on the carrying value of equipment of BKC at the date of the acquisition, and, for restaurant equipment subject to capital lease, the market value of such equipment. The amount paid for franchising fees was used for the preliminary fair value determination of such fees as the terms were at market rates. The amounts allocated to the assets acquired and liabilities assumed in the unaudited pro forma combined financial statements are based on management’s preliminary estimates of their respective fair values. Definitive allocations will be performed and finalized based upon valuations that will be performed, including valuations by a third party valuation specialist. These unaudited condensed combined pro forma financial statements are included for comparative purposes only, and may not be indicative of what actual results would have been had the transactions occurred on the dates indicated. The unaudited condensed combined pro forma financial statements do not purport to present our separate financial results of operations or financial condition for future periods following the spin-off and may differ from the adjustments that have been calculated to report Fiesta Restaurant Group’s business as a discontinued operation in our financial statements.

CARROLS RESTAURANT GROUP, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

April 1, 2012

(Dollars in thousands)

	Historical Carrols Restaurant Group	Spin-off Pro Forma Adjustments (1)	Financing Pro Forma Adjustments (2)	Acquisition Pro Forma Adjustments (3)	Combined Pro Forma
ASSETS
Current assets:
Cash	$5,271	$(4,727)	$61,701	$(12,135)	$50,110
Trade and other receivables	8,186	(4,824)	—	—	3,362
Inventories	5,784	(2,127)	—	3,336	6,993
Prepaid rent	4,027	(2,346)	—	—	1,681
Prepaid expenses and other current assets	6,143	(2,854)	—	—	3,289
Refundable income taxes	4,759	—	—	—	4,759
Deferred income taxes	4,542	(1,845)	—	—	2,697

Total current assets	38,712	(18,723)	61,701	(8,799)	72,891
Restricted cash	—	—	20,000	—	20,000
Property and equipment, net	196,894	(115,767)	—	37,727	118,854
Franchise rights, net	66,440	—	—	34,546	100,986
Goodwill	124,934	(123,484)	—	—	1,450
Intangible assets, net	272	(272)	—	—	—
Franchise agreements, at cost less accumulated amortization of $6,584	5,080	—	—	9,443	14,523
Deferred financing fees	8,257	(6,657)	3,875	—	5,475
Other assets	5,670	(2,660)	—	113	3,123

Total assets	$446,259	$(267,563)	$85,576	$73,030	$337,302

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$6,554	$(60)	$(6,494)	$1,146	$1,146
Accounts payable	13,988	(7,854)	—	836	6,970
Accrued interest	2,348	(2,325)	—	—	23
Accrued payroll, related taxes and benefits	18,566	(9,861)	—	—	8,705
Accrued real estate taxes	3,244	(1,902)	—	—	1,342
Other liabilities	11,698	(5,704)	(174)	760	6,580

Total current liabilities	56,398	(27,706)	(6,668)	2,742	24,766
Long-term debt, net of current portion	257,227	(200,933)	93,844	9,723	159,861
Lease financing obligations	10,266	(9,072)	—	—	1,194
Deferred income—sale-leaseback of real estate	36,556	(17,305)	—	—	19,251
Deferred income taxes	3,391	7,506	—	—	10,897
Accrued postretirement benefits	1,943	—	—	—	1,943
Other liabilities	22,458	(12,987)	—	2,854	12,325

Total liabilities	388,239	(260,497)	87,176	15,319	230,237
Commitments and contingencies
Total stockholders’ equity	58,020	(7,066)	(1,600)	57,711	107,065

Total liabilities and stockholders’ equity	$446,259	$(267,563)	$85,576	$73,030	$337,302

See accompanying Notes to the Unaudited Condensed Combined Pro Forma Balance Sheet

CARROLS RESTAURANT GROUP, INC.

NOTES TO UNAUDITED CONDENSED COMBINED BALANCE SHEET

(1)	Reflects the spin–off of Fiesta Restaurant Group which occurred on May 7, 2012. Such financial information for Fiesta Restaurant Group was included in our consolidated balance sheet as of April 1, 2012 and was derived from the separate books and records of Fiesta Restaurant Group and its subsidiaries.

(2)	Reflects the financing transactions, including the (i) issuance of $150.0 million of notes, (ii) repayment of $0.9 million of outstanding revolving credit borrowings and $61.8 million of outstanding term loan borrowings under the prior Carrols LLC senior credit facility, (iii) a net increase in deferred financing fees comprised of $5.5 million of incurred fees and expenses related to the financing transactions less $1.6 million of unamortized deferred financing fees related to the prior Carrols LLC senior secured credit facility, and (iv) the funding of a $20.0 million cash collateral account required under the new senior credit facility, and net unrestricted cash proceeds of $61.7 million from the financing transactions.

(3)	Under the purchase method of accounting, the aggregate purchase price is allocated to the net tangible and intangible assets based on their estimated fair values on the acquisition date. For purposes of estimating the total purchase price of $74.7 million, we included the cash consideration to BKC of $17.0 million and a value of $57.7 million for the preferred stock based on 9.4 million shares of common stock, the number of common shares the preferred stock would be convertible into (without giving effect to the issuance limitation), at the stock price of $6.13 per share on the closing date of the acquisition. References to the “issuance limitation” means certain restrictions limiting the conversion of the preferred stock and limiting the issuance of the shares of our common stock upon the conversion to not exceed 19.9% of the outstanding shares of our common stock as of the date of issuance of the preferred stock.

The preliminary allocation of the purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed for the acquisition based on their estimated fair values was as follows:

(Dollars in thousands)
Cash	$417
Inventory	3,336
Restaurant equipment(a)	26,857
Favorable/unfavorable leases(b)	113
Restaurantequipment- subject to capital lease(c)	10,870
Capital lease obligation for equipment(d)	(10,870)
Franchise fees(e)	9,443
Franchise rights(f)	34,546

Net assets acquired	$74,712

(a)	Represents the purchase of restaurant equipment at its net carrying value which we have assumed approximates fair value.

(b)	Represents the preliminary allocation of purchase price to net favorable/unfavorable leases based upon the values that were recorded by BKC as determined in October 2010, the date of the acquisition of BKC by 3G Special Situations Fund II, L.P., an affiliate of 3G Capital Partners Ltd.

CARROLS RESTAURANT GROUP, INC.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA

BALANCE SHEET – (Continued)

(c)	The preliminary fair value determination for restaurant equipment subject to capital lease was the market value of such equipment.

(d)	Reflects the assumption of a $10.9 million capital lease obligation related to certain restaurant equipment at the acquired restaurants.

(e)	Represents the allocation of purchase price to franchise fees based upon the current fair value to enter into franchise agreements with BKC and consistent with the rate that franchisees pay BKC for such agreements.

(f)	The excess of the purchase price over the value assigned to the net tangible and identifiable intangible assets acquired has been allocated to franchise rights. When the independent valuation is finalized, changes to the preliminary valuation of assets acquired or liabilities assumed may result in material adjustments to identifiable intangible assets acquired, including franchise rights, and any related goodwill or bargain purchase gain initially recorded.

CARROLS RESTAURANT GROUP, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

Three Months Ended April 1, 2012

(Dollars in thousands)

	Carrols Restaurant Group (1)	Historical Acquired Restaurants		Pro Forma Adjustments		Combined Pro Forma Carrols Restaurant Group
Restaurant sales	$85,450	$73,438		$—		$158,888
Costs and expenses:
Cost of sales	26,122	25,284		—		51,406
Restaurant wages and related expenses	27,868	23,860		—		51,728
Restaurant rent expense	5,683	3,602		2,482	(2)	11,767
Other restaurant operating expenses	13,643	9,165		3,305	(3)	26,113
Advertising expense	2,696	2,772		716	(4)	6,184
General and administrative	6,199	1,335		—		7,534
Depreciation and amortization	4,693	4,497		(1,713	)(5)	7,477
Impairment and other lease charges	26	—		—		26

Total operating expenses	86,930	70,515	(9)	4,790		162,235

Income (loss) from continuing operations	(1,480)	2,923	(10)	(4,790)		(3,347)
Interest expense	915	426		3,325	(6)	4,666

Income (loss) from continuing operations before income taxes	(2,395)	2,497	(11)	(8,115)		(8,013)
Provision (benefit) for income taxes	508	—		(2,247	)(8)	(1,739)

Income (loss) from continuing operations, net of tax	(2,903)	2,497	(11)	(5,868)		(6,274)
Loss from discontinued operations, net of tax	(624)	—		—		(624)

Net income (loss)	$(3,527)	$2,497	(11)	$(5,868)		$(6,898)

See accompanying Notes to the Unaudited Condensed Combined Pro Forma Statement of Operations

CARROLS RESTAURANT GROUP, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

Year Ended January 1, 2012

(Dollars in thousands)

	Carrols Restaurant Group (1)	Historical Acquired Restaurants		Pro Forma Adjustments		Combined Pro Forma Carrols Restaurant Group
Restaurant sales	$347,518	$294,880		$—		$642,398
Costs and expenses:
Cost of sales	103,860	97,176		—		201,036
Restaurant wages and related expenses	109,155	92,486		—		201,641
Restaurant rent expense	22,665	14,013		9,916	(2)	46,594
Other restaurant operating expenses	53,389	39,237		13,270	(3)	105,896
Advertising expense	14,424	14,126		(119	)(4)	28,431
General and administrative	20,524	6,019		—		26,543
Depreciation and amortization	16,058	17,532		(5,983	)(5)	27,607
Impairment and other lease charges	1,293	—		—		1,293
Other income	(720)	—		—		(720)

Total operating expenses	340,648	280,589	(9)	17,084		638,321

Income from continuing operations	6,870	14,291	(10)	(17,084)		4,077
Interest expense	7,353	1,736		9,545	(6)	18,634
Loss on extinguishment of debt	1,244	—		1,661	(7)	2,905

Income (loss) from continuing operation before income taxes	(1,727)	12,555	(11)	(28,290)		(17,462)
Provision (benefit) for income taxes	(1,311)	—		(6,294	)(8)	(7,605)

Income (loss) from continuing operations, net of tax	(416)	12,555	(11)	(21,996)		(9,857)
Income from discontinued operations, net of tax	11,635	—		—		11,635

Net income (loss)	$11,219	$12,555	(11)	$(21,996)		$1,778

See accompanying Notes to the Unaudited Condensed Combined Pro Forma Statement of Operations

CARROLS RESTAURANT GROUP, INC.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

(1)	As a result of the spin-off, the consolidated statements of operations related to Fiesta Restaurant Group’s businesses have been reclassified as a discontinued operation for all periods presented.

(2)	Reflects an adjustment to record rent expense on 81 BKC-owned properties leased to us under leases with BKC at a rate based on a percentage of historical restaurant sales for each property and to record rent for the reclassification of leases that BKC previously classified as capital leases to operating leases.

The following table summarizes the components of incremental rent expense (in thousands):

	Three months ended April 1, 2012	Year ended January 1, 2012
Rent on BKC owned properties	$1,539	$6,152
Reclassification to rent for restaurant property leases previously classified as capital leases	943	3,764

	$2,482	$9,916

(3)	Represents an adjustment to reflect royalties payable to BKC under the new franchise agreements entered into for the acquired restaurants at the contractual rate of 4.5% of gross restaurant sales.

(4)	Represents an adjustment to advertising expense for the acquired restaurants to the contractual rate of 4.75% of restaurant sales under the new franchise agreements entered into in conjunction with the acquisition which is comprised of 4.0% of restaurant sales payable to BKC and investment spending at a maximum assumed rate of 0.75% of restaurant sales in the designated marketing area where the franchised restaurants are located.

(5)	Reflects the removal of depreciation expense for buildings and leasehold improvements owned by BKC which will be leased by us and are included in the historical depreciation expense of the acquired restaurants. This is offset partially by amortization of the franchise fees over the term of the respective franchise agreements, the amortization of the preliminary valuation of franchise rights to be recorded for the acquisition over an estimated 35 year life and depreciation on capital lease assets acquired. The following summarizes the components of the pro forma adjustment for depreciation expense for the respective periods (in thousands):

	Three months ended April 1, 2012	Year ended January 1, 2012
Reversal of depreciation on BKC owned assets	$(2,297)	$(8,985)
Amortization of franchise fees	175	701
Depreciation on capital lease assets acquired	162	1,314
Amortization of franchise rights	247	987

	$(1,713)	$(5,983)

CARROLS RESTAURANT GROUP, INC.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA

STATEMENT OF OPERATIONS—(Continued)

(6)	Total incremental interest expense for the respective periods includes interest on the notes, amortization of deferred financing costs associated with the notes, a reversal of previously recorded interest expense on historical debt and a reversal of prior capital lease interest and recording of interest on capital lease obligations committed to for the acquired restaurants. For the three months ended April 1, 2012 and the year ended January 1, 2012 these amounts were $3.3 million and $9.5 million, respectively.

(7)	Reflects the write-off of deferred financing costs associated with the prior outstanding indebtedness under the prior Carrols LLC senior secured credit facility.

(8)	The income tax expense (benefit) related to the combined pretax effects of the historical acquired restaurants and pro forma adjustments is based on an incremental tax rate of 40%.

(9)	Represents “Total direct costs and expenses” as set forth in the Statements of Revenue and Direct Operating Expenses for the acquired restaurants for the relevant period previously included in our Form 8-K filing on May 18, 2012 and may not include all those items that would be included in Total Operating Expenses in accordance with GAAP.

(10)	Represents “Revenues less total direct costs and expenses less interest expense” derived from the Statements of Revenue and Direct Operating Expenses for the acquired restaurants for the relevant period previously included in our Form 8-K filing on May 18, 2012 and may not include all those items that would be included in Income from Continuing Operations in accordance with GAAP.

(11)	Represents “Revenues less total direct costs and expenses” as set forth in the Statements of Revenue and Direct Operating Expenses for the acquired restaurants for the relevant period previously included in our Form 8-K filing on May 18, 2012 and may not include all those items that would be included in Income from Continuing Operations before Income Tax or Net Income in accordance with GAAP.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date: August 15, 2012

By:	/s/ Paul R. Flanders

Name:	Paul R. Flanders

Title:	Vice President, Chief Financial Officer and Treasurer